PROSPECTUS SUPPLEMENT No. 2
(To Prospectus dated November 2, 2006)

Filed pursuant to Rule 424(b)(5)
Registration Statement No. 333-130510

$20,007,500

Enhancing Pharmaceuticals

COMMON STOCK

Pursuant to this prospectus supplement and the accompanying prospectus, we are offering 5,300,000 shares of our common stock to selected institutional investors pursuant to one or more Common Stock Purchase Agreements, each dated on or about April 20, 2007, between us and each selected institutional investor.  The offering price will be at $3.775 per share.

Our common stock is listed on the NASDAQ Global Market under the symbol “DEPO.”  On April 20, 2007 the last reported sale price of our common stock on the NASDAQ Global Market was $3.95 per share.

This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy the shares offered hereby in any jurisdiction where, or to any person to whom, it is unlawful to make such offer or solicitation.

INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. SEE THE SECTION ENTITLED “RISK FACTORS” ON PAGE S-2 OF THIS PROSPECTUS SUPPLEMENT AND THE SECTION ENTITLED “RISK FACTORS” IN OUR MOST RECENT ANNUAL REPORT ON FORM 10-K AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WHICH IS INCORPORATED HEREIN BY REFERENCE IN ITS ENTIRETY.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

	Shares of Common Stock	Per Share of Common Stock	Total
Public offering price of our common stock to selected institutional investors and total proceeds before expenses to us	5,300,000	$3.775	$20,007,500

                The shares of our common stock will be issued on or about April 23, 2007.

The date of this prospectus supplement is April 20, 2007.

TABLE OF CONTENTS

Prospectus Supplement

This prospectus supplement and the accompanying prospectus dated November 2, 2006 are part of a registration statement on Form S-3 (File No. 333-130510) we filed with the Securities and Exchange Commission using a “shelf” registration process. Under this “shelf” registration process, we may from time to time sell any combination of securities described in the accompanying prospectus in one or more offerings up to a total of $100 million, none of which has previously been offered and sold, though $30 million has been allocated for an equity line of credit we entered into in December 2006.

These documents contain important information you should consider when making your investment decision. The accompanying prospectus provides you with a general description of the securities we may offer. This prospectus supplement contains information about the shares issued in this offering. This prospectus supplement may add, update or change information in the accompanying prospectus. You should rely only on the information provided in this prospectus supplement, the accompanying prospectus or incorporated by reference in this prospectus supplement or the accompanying prospectus. We have not authorized anyone to provide you with any other information.  The information contained in the prospectus and the prospectus supplement is accurate only as of the date of the prospectus and the prospectus supplement, regardless of the time of delivery of this prospectus supplement or of any sale of the shares. Before you invest in shares of our common stock, you should carefully read this prospectus supplement, along with the accompanying prospectus, in addition to the information contained in the documents we refer to under the heading “Where You Can Find More Information” in the accompanying prospectus.

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THE OFFERING

Common Stock offered by us pursuant to this supplement	5,300,000 shares

Common Stock to be outstanding after this offering (1)	47,329,411 shares

Manner of offering	The sale of shares of our common stock will be made pursuant to one or more Common Stock Purchase Agreements between us and each of the selected institutional investors. See “Plan of Distribution.”

Use of proceeds

We currently anticipate using the net proceeds from the sale of our common stock hereby for marketing and sales expenses related to products developed by us and/or licensed from other companies, clinical trials, research and development expenses and general and administrative expenses.  See “Use of Proceeds.”

NASDAQ Global Market Symbol	DEPO

(1)        The number of shares of our common stock to be outstanding after the offering is based on 42,029,411 shares of our common stock outstanding as of December 31, 2006 and excludes:

•                  options to purchase approximately 5,195,595 shares of common stock at a weighted-average exercise price of $4.80 outstanding as of December 31, 2006;

•                  approximately 1,555,152 additional shares of common stock reserved for issuance under our equity incentive plans as of December 31, 2006;

•                  18,158 shares of Series A Preferred Stock with an aggregate liquidation preference of approximately $18,159,000 outstanding as of December 31, 2006; and

•                  approximately 3,172,596 shares of common stock reserved for issuance upon the exercise of outstanding warrants to purchase common stock at a weighted-average exercise price of $6.06 as of December 31, 2006.

RISK FACTORS

Investment in our common stock involves a high degree of risk. You should carefully consider the risks described below, those risks described in the section entitled “Risk Factors,” and those risks described in the section entitled “Additional Factors that May Affect Future Results” and in the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” each contained in our most recent annual report on Form 10-K for the year ended December 31, 2006, which has been filed with the Securities and Exchange Commission and is incorporated herein by reference in its entirety, as well as other information in this prospectus supplement, the accompanying prospectus, in any other documents incorporated by reference, and in any Form 8-K filed subsequent to our annual report on Form 10-K before purchasing any of our common stock. Each of the risks described in these sections and documents could adversely affect our business, financial condition, results of operations and prospects, and could result in a complete loss of your investment. This prospectus supplement, the accompanying prospectus and the incorporated documents also contain forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks mentioned above.

Risks Related to this Offering

Management will have broad discretion as to the use of the proceeds from this offering, and we may not use the proceeds effectively.

We have not designated the amount of net proceeds from this offering to be used for any particular purpose. Accordingly, our management will have broad discretion as to the application of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of this offering. Our shareholders may not agree with the manner in which our management chooses to allocate and spend the net proceeds. Moreover, our management may use the net proceeds for corporate purposes that may not increase our profitability or market value.

You will experience immediate dilution in the book value per share of the common stock you purchase.

Because the price per share of our common stock being offered is substantially higher than the book value per share of our common stock, you will suffer substantial dilution in the net tangible book value of the common stock you purchase in this offering. Based on the public offering price of $3.775 per share, if you purchase shares of common stock in this offering, you will suffer dilution of $3.93 per share in the net tangible book value of the common stock. See the section entitled “Dilution” below for a more detailed discussion of the dilution you will incur if you purchase common stock in this offering.

A large number of shares may be sold in the market following this offering, which may depress the market price of our common stock.

A large number of shares may be sold in the market following this offering, which may depress the market price of our common stock. Sales of a substantial number of shares of our common stock in the public market following this offering could cause the market price of our common stock to decline. If there are more shares of common stock offered for sale than buyers are willing to purchase, then the market price of our common stock may decline to a market price at which buyers are willing to purchase the offered shares of common stock and sellers remain willing to sell the shares. All of the shares sold in the offering will be freely tradeable without restriction or further registration under the Securities Act of 1933, as amended.

USE OF PROCEEDS

We currently anticipate using the net proceeds from the sale of our common stock hereby for marketing and sales expenses related to products developed by us and/or licensed from other companies, clinical trials, research and development expenses, and general and administrative expenses.  We may also use a portion of the net proceeds to acquire or invest in complementary businesses, products and technologies.  Although we have no specific arrangements with respect to acquisitions, we evaluate acquisition opportunities and engage in related discussions with other companies from time to time.  The amounts and timing of the expenditures may vary significantly depending on numerous factors, such as the progress of our research and development efforts, technological advances and the competitive environment for our products.

Pending the use of the net proceeds, we intend to invest the net proceeds in short-term, interest-bearing, investment-grade securities.

DILUTION

The net tangible book value of our common stock on December 31, 2006 was approximately $(27.3) million, or approximately $(0.65) per share. Net tangible book value per share is equal to the amount of our total tangible assets, less total liabilities, divided by the aggregate number of shares of common stock outstanding. Dilution per share represents the difference between the amount per share paid by purchasers of shares of common stock in this offering and the net tangible book value per share of our common stock immediately after this offering.  After giving effect to the sale of 5,300,000 shares of common stock in this offering at a price of $3.775 per share, and after deducting estimated offering expenses, our net tangible book value at December 31, 2006 would have been approximately $(7.3) million, or approximately $(0.15) per share. This represents an immediate dilution of $3.93 per share to new investors purchasing shares of common stock in this offering. The following table illustrates this dilution:

Assumed public offering price per share		$3.775
Net tangible book value per share as of December 31, 2006	$(0.649)
Increase per share attributable to new investors	$0.494
Net tangible book value per share as of December 31, 2006 after giving effect to this offering	$(0.155)
Dilution per share to new investors		$3.930

PLAN OF DISTRIBUTION

On April 20, 2007 we entered into Common Stock Purchase Agreements with selected institutional investors providing for the sale by us to such investors of a total of 5,300,000 shares of our common stock at a purchase price of $3.775 per share, upon the terms and subject to the conditions set forth therein.

The form of Common Stock Purchase Agreement was filed as Exhibit 10.1 to a Current Report on Form 8-K we will file with the Securities and Exchange Commission on April 23, 2007.  We will pay all of our expenses incurred in this offering.  Our estimated expenses of the offering are $50,000.

PROSPECTUS

$100,000,000

Enhancing Pharmaceuticals

COMMON STOCK
PREFERRED STOCK
DEBT SECURITIES
WARRANTS
DEPOSITARY SHARES

We may offer and sell from time to time in one or more offerings up to $100,000,000 in the aggregate of:

•                  shares of our common stock;

•                  shares of our preferred stock, in one or more series;

•                  our secured or unsecured debt securities, in one or more series, which may be either senior or subordinated debt securities;

•                  warrants to purchase our preferred stock or our common stock;

•                  warrants to purchase our debt securities;

•                  fractional shares of preferred stock, which will be represented by depositary shares; or

•                  any combination of the foregoing.

We will provide the specific terms of these securities in supplements to this prospectus. Any prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and any accompanying prospectus supplement carefully before you invest. THIS PROSPECTUS MAY NOT BE USED TO OFFER OR SELL ANY SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

Investing in our securities involves a high degree of risk. See the section entitled “Risk Factors” on Page 7.

Our common stock is quoted on the Nasdaq Global Market under the symbol “DEPO.” On November 1, 2006 the last reported sale price for our common stock was $4.02 per share. The applicable prospectus supplement will contain information, where applicable, as to any other listing on the Nasdaq Global Market or any securities exchange of the securities covered by the prospectus supplement.

The securities offered by this prospectus or any prospectus supplement may be offered directly to investors or to or through underwriters, dealers or other agents. If any underwriters or dealers are involved in the sale of any securities offered by this prospectus and any prospectus supplement, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them, will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 2, 2006

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate as of the date on the front cover of this prospectus only. Our business, financial condition, results of operations and prospects may have subsequently changed.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf registration process, we may offer and sell any combination of securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the securities we may offer. Each time we use this prospectus to offer securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. To the extent that any statement that we make in a prospectus supplement is inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in a prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under the heading, “Where You Can Find More Information.”

Unless the context requires otherwise, in this prospectus the terms “Depomed,” “we,” “us” and “our” refer to Depomed, Inc., a California corporation.

SUMMARY

This summary provides an overview of selected information and does not contain all the information you should consider. You should carefully read both this prospectus and the applicable prospectus supplement, including the information under “Risk Factors” therein, together with the additional information described under “Where You Can Find More Information” before buying securities in this offering.

About Us

We are a specialty pharmaceutical company engaged in the development of pharmaceutical products based on our proprietary oral drug delivery technologies.  The United States Food and Drug Administration, or FDA, has approved a New Drug Application, or NDA, for two products which use our drug delivery technologies.  In addition, we have another product candidate in Phase II clinical trials.  Our primary oral drug delivery system is our patented AcuForm™ drug delivery technology, which is a tablet designed to be retained in the stomach for an extended period of time while it delivers the incorporated drug or drugs on a continuous, controlled-release basis. By incorporation into our AcuForm technology, some drugs currently taken two or three times a day may be administered only once a day. We also have a product containing two different drug compounds incorporated in our AcuForm technology in preclinical development. The principal patent on our AcuForm technology covers the controlled delivery of a broad range of drugs from a gastric retained polymer matrix tablet to maximize therapeutic benefits. Our intellectual property position includes nine issued patents and eleven patent applications pending in the United States.

We are developing our own proprietary products and are also developing products utilizing our AcuForm technology in collaboration with other pharmaceutical and biotechnology companies.  Regarding our collaborative programs, we apply our proprietary technology to the partner’s compound and from these collaborations we generally expect we will receive research and development funding, milestone payments, license fees and royalties. For our internal development programs, we apply our proprietary technology to existing drugs and typically fund development at least through Phase II clinical trials.  Upon the completion of Phase II clinical trials, we evaluate, on a case-by-case basis, the feasibility of retaining marketing or co-marketing rights to our product candidates in the United States, taking into account such factors as the cost of advancing the product through Phase III clinical trials, the marketing and sales efforts required for each of the product candidates, the potential collaborative partners and the proposed terms of any such collaboration. If we fund development through Phase III, we will again evaluate the feasibility of retaining marketing or co-marketing rights. When we license marketing rights to a collaborative partner, we generally expect the partner to fund the completion of the clinical trials, as appropriate, and to pay us license fees, milestones and royalties on sales of the product.

Glumetza™

In May 2005, our collaborative partner, Biovail Laboratories International, or Biovail, received approval from the Therapeutics Products Directorate Canada, or TPD, to market in Canada our internally developed once-daily metformin product, Metformin GR, also known as the 500mg strength version of Glumetza for the treatment of Type II diabetes. Biovail Pharmaceuticals Canada, the sales and marketing division of Biovail, launched Glumetza in Canada in November 2005. In June 2005, Biovail received approval from the FDA for Glumetza.  The approval triggered a $25 million license fee payment to us that was made in July 2005.

In December 2005, we and Biovail restructured our collaborative arrangement with respect to Glumetza.  In connection with the restructuring, Biovail will retain exclusive rights to market Glumetza in Canada.  We will have marketing rights in the United States to Glumetza, and the NDA covering the 500mg strength of Glumetza will be transferred to us.  Also, Biovail granted us exclusive U.S. marketing rights to a 1000mg extended release formulation of Glumetza based on Biovail’s proprietary drug delivery technology to be developed pursuant to the restructured collaborative arrangement.

ProQuin® XR

In July 2004, we submitted an NDA to the FDA for ProQuin XR, our internally developed once-daily formulation of the antibiotic drug ciprofloxacin, for uncomplicated urinary tract infections.  In May 2005, we received FDA approval to market ProQuin XR in the United States.  In July 2005, we entered into a license agreement with Esprit Pharma, Inc., or Esprit, to market and distribute ProQuin XR in the United States and Puerto Rico.  Esprit launched ProQuin XR in the United States in November 2005.  Esprit has agreed to pay us a $50 million license fee, consisting of $30 million which was paid in the third quarter of 2005, $10 million due in July 2006 and the remaining $10 million due in July 2007.  Also under the agreement, Esprit will pay us 15 percent to 25 percent royalties on net sales of ProQuin XR, based on escalating product sales.

Gabapentin GR™

We have developed Gabapentin GR, an extended release gabapentin product.  Gabapentin is marketed by Pfizer Inc. for adjunctive therapy for epileptic seizures and post-herpetic pain under the label Neurontin®.  We initiated a Phase II clinical trial for Gabapentin GR in the first quarter of 2005 for post-herpetic neuralgia, which was completed in December 2005 and about which we expect to announce summary level data in the first quarter of 2006.

Other Research and Development Activities

We are developing other product candidates expected to benefit from incorporation into our drug delivery system. For example, we have completed preclinical studies of a combination product comprising our Glumetza (500mg) once-daily formulation of metformin with a once-daily sulfonylurea for the treatment of Type II diabetes. We expect that a Phase I clinical trial for this product will commence only if we enter into a development and licensing agreement with a third party.

In June 2005, we entered into a development and license agreement with New River Pharmaceuticals Inc. to develop through the feasibility phase up to three proprietary New River compounds in combination with the AcuForm drug delivery technology.  Pursuant to the agreement, New River will fund research and development under the agreement, and New River may acquire worldwide rights to use the AcuForm technology in the product candidates for agreed-upon milestone payments and royalties.  New River has proposed an initial product candidate for development, and we are collaborating with New River on the work plan for the feasibility program.

In addition to research and development conducted on our own behalf and through collaborations with pharmaceutical partners, our activities since inception on August 7, 1995 have included establishing our offices and research facilities, recruiting personnel, filing patent applications, developing a business strategy and raising capital.   In the third quarter of 2005, we received $30 million in payments from Esprit for the license of ProQuin XR and a $25 million milestone payment from Biovail based on the FDA’s approval of Glumetza.   Substantially all of our prior revenue, which was received from collaborative research and feasibility arrangements, has been limited.  We intend to continue investing in the further development of our AcuForm drug delivery technology.

Other Information

We are a California corporation and our principal executive offices are located at 1360 O’Brien Drive, Menlo Park, California 94025, and our telephone number is (650) 462-5900. Our website address is www.depomedinc.com. Information contained on our website is not incorporated into, and does not constitute a part of this prospectus.

We have received U.S. trademark registration for our corporate name, Depomed, and for our products ProQuin XR and Metformin GR. We have filed trademark registration applications for various other names, including AcuForm™ and Gabapentin GR™.  Biovail has filed a trademark registration application for Glumetza™.  All other trademarks, service marks or trade names appearing in this prospectus are the property of their respective owners.

The Securities that We May Offer

We may offer shares of our common stock and preferred stock, various series of debt securities, warrants and depositary shares to purchase any of such securities with a total value of up to $100,000,000 from time to time under this prospectus at prices and on terms to be determined by market conditions at the time of offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

•                                          designation or classification;

•                                          aggregate principal amount or aggregate offering price;

•                                          maturity;

•                                          original issue discount, if any;

•                                          rates and times of payment of interest, dividends or other payments, if any;

•                                          redemption, conversion, exchange, settlement or sinking fund terms, if any;

•                                          conversion, exchange or settlement prices or rates, if any, and, if applicable, any provisions for changes to or adjustments in the conversion, exchange or settlement prices or rates and in the securities or other property receivable upon conversion, exchange or settlement;

•                                          ranking;

•                                          restrictive covenants, if any;

•                                          voting or other rights, if any; and

•                                          important federal income tax considerations.

The prospectus supplement also may add, update or change information contained in this prospectus or in documents we have incorporated by reference into this prospectus.

This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

We may sell the securities directly to or through underwriters, dealers or agents. We, and our underwriters or agents, reserve the right to accept or reject all or part of any proposed purchase of securities. If we do offer securities through underwriters or agents, we will include in the applicable prospectus supplement:

•                                          the names of those underwriters or agents;

•                                          applicable fees, discounts and commissions to be paid to them;

•                                          details regarding over-allotment options, if any; and

•                                          the net proceeds to us.

Common Stock. We may issue shares of our common stock from time to time. Holders of our common stock are entitled to one vote per share for the election of directors and on all other matters that require shareholder approval. Subject to any preferential rights of any outstanding preferred stock, in the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to share ratably in the assets remaining after payment of liabilities and the liquidation preferences of any outstanding preferred stock. Our common stock does not carry any preemptive rights enabling a holder to subscribe for, or receive shares of, any class of our common stock or any other securities convertible into shares of any class of our common stock, or any redemption rights.

Preferred Stock. We may issue shares of our preferred stock from time to time, in one or more series. Under our amended and restated articles of incorporation, our board of directors has the authority, without further action by shareholders, to designate up to 5,000,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges, qualifications and restrictions granted to or imposed upon the preferred stock, including dividend rights, conversion rights, voting rights, rights and terms of redemption, liquidation preference and sinking fund terms, any or all of which may be greater than the rights of the common stock. To date, our board of directors has designated 25,000 of the 5,000,000 shares of authorized shares of preferred stock as Series A Preferred Stock and 100,000 of the 5,000,000 authorized shares of preferred stock as Series RP Preferred Stock, which series is described in greater detail in this prospectus under “Description of Capital Stock—Series RP Preferred Stock Purchase Rights.”

We will fix the rights, preferences, privileges, qualifications and restrictions of the preferred stock of each series that we sell under this prospectus and applicable prospectus supplements in the certificate of determination relating to that series. We will incorporate by reference into the registration statement on Form S-3 of which this prospectus is a part the form of any certificate of determination that describes the terms of the series of preferred stock we are offering before the issuance of the related series of preferred stock. We urge you to read the prospectus supplement related to the series of preferred stock being offered, as well as the complete certificate of determination that contains the terms of the applicable series of preferred stock.

Debt Securities. We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. The senior debt securities will rank equally with any other unsubordinated debt that we may have and may be secured or unsecured. The subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner described in the instrument governing the debt, to all or some portion of our indebtedness. Any convertible debt securities that we issue will be convertible into or exchangeable for our common stock or other securities of ours. Conversion may be mandatory or at your option and would be at prescribed conversion rates.

The debt securities will be issued under one or more documents called indentures, which are contracts between us and a trustee for the holders of the debt securities. In this prospectus, we have summarized certain general features of the debt securities. We urge you, however, to read the prospectus supplement related to the series of debt securities being offered, as well as the complete indenture that contains the terms of the debt securities. Indentures have been filed as exhibits to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of debt securities being offered will be incorporated by reference into the registration statement of which this prospectus is a part from reports we file with the SEC.

Warrants. We may issue warrants for the purchase of common stock, preferred stock, depositary shares and/or debt securities in one or more series, from time to time. We may issue warrants independently or together with common stock, preferred stock, depositary shares and/or debt securities, and the warrants may be attached to or separate from those securities.

The warrants will be evidenced by warrant certificates issued under one or more warrant agreements, which are contracts between us and an agent for the holders of the warrants. In this prospectus, we have summarized certain general features of the warrants. We urge you, however, to read the prospectus supplement related to the series of warrants being offered, as well as the complete warrant agreement and warrant certificate that contain the terms of the warrants. Any warrant agreement and warrant certificate containing the terms of the warrants being offered will be incorporated by reference into the registration statement on Form S-3 of which this prospectus is a part from reports we file with the SEC.

Depositary Shares. We may elect to offer fractional shares of preferred stock rather than full shares of preferred stock and, in that event, will issue receipts for depositary shares. Each of these depositary shares will represent a fraction, which will be set forth in the applicable prospectus supplement, of a share of the applicable series of preferred stock.

Any depositary shares that we sell under this prospectus will be evidenced by depositary receipts issued under a deposit agreement between us and a depositary with whom we deposit the shares of the applicable series of preferred stock that underlie the depositary shares that are sold. We urge you to read the prospectus supplement related to any depositary shares being sold, as well as the complete deposit agreement and depositary receipt. A complete deposit agreement, including a form of depositary receipt, and supplements to those forms containing the terms of any depositary shares that we sell under this prospectus will be incorporated by reference into the registration statement on Form S-3 of which this prospectus is a part from reports we file with the SEC.

Risk Factors

Investment in our securities involves risk. You should carefully consider the information under “Risk Factors” in this prospectus and in the applicable prospectus supplement, and all other information included or incorporated by reference in this prospectus and any prospectus supplement before investing in our securities.

RISK FACTORS

Investment in our common stock, preferred stock, debt securities, warrants and depositary shares involves a high degree of risk. You should carefully consider the risks described in the section entitled “Additional Factors that May Affect Future Results” in the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in our most recent annual report on Form 10-K and in our most recent quarterly report on Form 10-Q, both of which have been filed with the SEC and are incorporated herein by reference in their entirety, as well as other information in this prospectus, any accompanying prospectus supplement, in any other documents incorporated by reference and any Form 8-K filed subsequent to our most recent quarterly report on Form 10-Q before purchasing any of our securities. Each of the risks described in these sections and documents could adversely affect our business, financial condition, results of operations and prospects, and could result in a complete loss of your investment. This prospectus and the incorporated documents also contain forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks mentioned above.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement, and the documents incorporated by reference herein include forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements are those that predict or describe future events or trends and that do not relate solely to historical matters. You can generally identify forward-looking statements as statements containing the words “believe,” “expect,” “may,” “will,” “anticipate,” “intend,” “estimate,” “project,” “plan,” “assume” or other similar expressions, although not all forward-looking statements contain these identifying words. All statements contained or incorporated by reference in this prospectus and any prospectus supplement regarding our future strategy, plans and expectations regarding the commercialization of our products, future operations, projected financial position, estimated future revenues, projected costs, future prospects, and results that might be obtained by pursuing management’s current plans and objectives are forward-looking statements.

You should not place undue reliance on our forward-looking statements because the matters they describe are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond our control. Our forward-looking statements are based on the information currently available to us and speak only as of the date on the cover of this prospectus, the date of any prospectus supplement, or, in the case of forward-looking statements incorporated by reference, as of the date of the filing that includes the statement. New risks and uncertainties arise from time to time, and it is impossible for us to predict these matters or how they may affect us. Over time, our actual results, performance or achievements will likely differ from the anticipated results, performance or achievements that are expressed or implied by our forward-looking statements, and such difference might be significant and materially adverse to our securityholders. We have no duty to, and do not intend to, update or revise the forward-looking statements in this prospectus after the date of this prospectus or the date of any prospectus supplement, even if subsequent events cause us to become aware of new risks or cause our expectations to change regarding the forward-looking matters discussed in this prospectus. We have identified some of the important factors that could cause future events to differ from our current expectations and they are described in this prospectus and supplements to this prospectus under “Risk Factors” as well as in our most recent Annual Report on Form 10-K and in our most recent Quarterly Report on Form 10-Q and any Form 8-K filed subsequent to our most recent quarterly report on Form 10-Q, all of which you should review carefully. Please consider our forward-looking statements in light of those risks as you read this prospectus and any prospectus supplement.

USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds from the sale of our securities offered hereby.  Except as described in any applicable prospectus supplement, we currently anticipate using the net proceeds from the sale of our securities hereby for marketing and sales expenses related to products developed by us and/or licensed from other companies, clinical trials, research and development expenses, and general and administrative expenses.  We may also use a portion of the net proceeds to acquire or invest in complementary businesses, products and technologies.  Although we have no specific arrangements with respect to acquisitions, we evaluate acquisition opportunities and engage in related discussions with other companies from time to time.  The amounts and timing of the expenditures may vary significantly depending on numerous factors, such as the progress of our research and development efforts, technological advances and the competitive environment for our products.

Pending the use of the net proceeds, we intend to invest the net proceeds in short-term, interest-bearing, investment-grade securities.

DESCRIPTION OF CAPITAL STOCK

The following description is a summary of the material terms of our common stock, our preferred stock and our rights agreement. Because it is only a summary, it does not contain all of the information that may be important to you. Accordingly, you should read carefully the more detailed provisions of our amended and restated articles of incorporation, our bylaws, as amended, and our rights agreement, each of which has been filed with the SEC, as well as applicable California law.

General

As of September 30, 2005, there were 40,472,180 outstanding shares of common stock.  The number of outstanding shares of common stock does not include:

•                  outstanding options to purchase 4,487,693 shares of common stock;

•                  2,653,569 additional shares of common stock reserved for issuance under our equity incentive plans;

•                  2,497,476 shares of common stock reserved for issuance upon the conversion of outstanding shares of our Series A Preferred Stock and accrued dividends thereon; and

•                  2,016,005 shares of common stock reserved for issuance upon the exercise of outstanding warrants to purchase common stock.

As of September 30, 2005, there were 17,543 outstanding shares of Series A Preferred Stock.

Common Stock

Holders of our common stock are entitled to one vote per share on all matters to be voted upon by our shareholders. Subject to the preferences that may be applicable to any shares of Series A Preferred Stock outstanding or any future shares of preferred stock outstanding, the holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by our board of directors out of funds legally available therefor. In the event of liquidation, dissolution or winding up of us, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to the prior liquidation rights of any shares of Series A Preferred Stock outstanding or any future shares of preferred stock outstanding. The holders of common stock have no preemptive, redemption, conversion, sinking fund or other subscription rights. The outstanding shares of common stock are, and the shares offered by us in this offering will be, when issued and paid for, fully paid and nonassessable. The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of Series A Preferred Stock and any series of preferred stock which we may designate and issue in the future.

Preferred Stock

We have 5,000,000 shares of preferred stock authorized, 25,000 of which are designated as Series A Preferred Stock and 100,000 of which are designated Series RP Preferred Stock, which series is described in greater detail in this prospectus under the heading “Description of Capital Stock - Series RP Preferred Stock Purchase Rights” below.  Our board of directors has the authority to provide for the issuance of the preferred stock in one or more series, and by filing a certificate pursuant to California corporate law, to establish from time to time the number of shares to be included in each series, and to fix the designation, powers, preferences and rights of the shares of each series and any qualifications, limitations or restrictions thereof.  Our board of directors, without shareholder approval, can issue preferred stock with voting and conversion rights that could adversely affect the voting power or other rights of the holders of common stock, and the issuance of preferred stock may have the effect of delaying, deferring or preventing a change of control of us.

As of September 30, 2005, there were 17,543 shares of Series A Preferred Stock outstanding and an additional 239 shares issuable in respect of dividends cumulated through such date.  The Series A Preferred Stock accrues a dividend of 7% of the original issue price of $1,000 per share per annum, compounded semi-annually and payable solely in shares of Series A Preferred Stock. The Series A Preferred Stock is convertible at anytime between January 2002 and January 2006 into our common stock. The original conversion price of the Series A Preferred Stock was $12.00 per share; however, as a result of our March 2002 and October 2003 financings, the conversion price had been adjusted to $9.51 per share. In December 2004, we entered into an agreement with the holder of Series A Preferred Stock to resolve a misunderstanding between us and the shareholder relating primarily to prior adjustments to the conversion price of the Series A Preferred Stock. Pursuant to the agreement , we agreed, among other matters, to adjust the conversion price to $7.50 per share. As a result of our January 2005 financing, the conversion price of the Series A Preferred Stock has been adjusted to $7.12.

In connection with the agreement described in the preceding paragraph, we also agreed to binding interpretations of certain other terms related to the conversion price of the Series A Preferred Stock and issued the shareholder a warrant to purchase shares of common stock. The warrant is exercisable for shares of common stock during the period beginning on January 20, 2006 and ending on January 20, 2009, which period we refer to in this prospectus as the exercise period. The exercise price of the warrant initially will be equal to the conversion price of the Series A Preferred Stock in effect as of January 20, 2006 and the warrant will initially be exercisable for the number of shares of common stock into which the Series A Preferred Stock is convertible as of January 20, 2006. The exercise price of the warrant will decrease by approximately 4.8% per year during the exercise period, such that the number of shares of common stock issuable upon exercise of the warrant will increase by approximately 5.1% per year. The exercise price of the warrant will be satisfied only by surrender of outstanding shares of Series A Preferred Stock.

As of September 30, 2005, the Series A Preferred Stock, including the shares of Series A Preferred Stock issuable in respect of dividends cumulated through such date, was convertible into 2,497,476 shares of common stock.  The holders of Series A Preferred Stock are entitled to a liquidation preference equal to the original issue price per share, plus accrued and unpaid dividends.  As of September 30, 2005, the aggregate liquidation preference of the Series A Preferred Stock was approximately $17.8 million.  Holders of Series A Preferred Stock do not have voting rights, except as may be required under California law. The conversion price of the Series A Preferred Stock is subject to anti-dilution adjustments.

Series RP Preferred Stock Purchase Rights

On April 21, 2005, we adopted a shareholder rights plan, or Rights Plan. The description and terms of the rights issuable under the Rights Plan are set forth in a Rights Agreement between us and Continental Stock Transfer and Trust Company, as Rights Agent, dated as of April 21, 2005. Under the Rights Plan, we distributed one Series RP Preferred Share purchase right for each share of common stock outstanding at the close of business on May 5, 2005. If a person or group acquires 20% or more of our common stock in a transaction not pre-approved by our board of directors, each right will entitle its holder, other than the acquirer, to buy our common stock at 50% of its market value for the right’s then current exercise price (initially $35.00). In addition, if an unapproved party acquires more than 20% of our common stock, and we are later acquired by the unapproved party or in a transaction in which all of our shareholders are not treated alike, shareholders with unexercised rights, other than the unapproved party, will be entitled to purchase common stock of the merger party or asset buyer with a value of twice the exercise price of the rights. Each right also becomes exercisable for one one-thousandth of a share of our

Series RP Preferred Stock at the right’s then current exercise price 10 days after an unapproved third party makes, or announces an intention to make, a tender offer or exchange offer that, if completed, would result in the unapproved party acquiring 20% or more of our common stock. We may redeem the rights for a nominal amount before an event that causes the rights to become exercisable.

Until a right is exercised, the holder thereof, as such, will have no rights as a shareholder of us, including, without limitation, the right to vote or to receive dividends. While the distribution of the rights will not be taxable to shareholders of us, shareholders may, depending upon the circumstances, recognize taxable income should the Rights become exercisable or upon the occurrence of certain events thereafter. As long as the rights are attached to the shares of common stock, we will issue one right with each new share of common stock so that all such shares will have attached rights. The rights will expire on April 21, 2015.

The Rights Agreement, specifying the terms of the rights and the Certificate of Determination for Series RP Preferred Stock, is attached as an exhibit to our Current Report on Form 8-K filed with the SEC on April 22, 2005 and is incorporated herein by reference. The foregoing descriptions of the Rights and of the Series RP Preferred Stock are qualified in their entirety by reference to the Rights Agreement and the exhibits thereto.

Anti-Takeover Provisions

Rights Agreement.

The rights described above under the heading “Description of Capital Stock - Series RP Preferred Stock Purchase Rights” above have certain anti-takeover effects.  The rights will cause substantial dilution to a person or group that attempts to acquire a significant interest in us on terms not approved by our board of directors.

Articles of Incorporation and Bylaws.

Preferred Stock. Under our amended and restated articles of incorporation, our board of directors has the power to authorize the issuance of up to 5,000,000, shares of preferred stock, 4,875,000 of which remain undesignated, and to determine the price, rights, preferences, privileges and restrictions, including voting rights, of those shares without further vote or action by the shareholders. The issuance of preferred stock may:

•                  delay, defer or prevent a change in control;

•                  discourage bids for the common stock at a premium over the market price of our common stock;

•                  adversely affect the voting and other rights of the holders of our common stock; and

•                  discourage acquisition proposals or tender offers for our shares and, as a consequence, inhibit fluctuations in the market price of our shares that could result from actual or rumored takeover attempts.

Special Meeting Requirements. Our bylaws provide that special meetings of shareholders may be called at the request of our board of directors, the chairman of our board of directors, the President, or the holder of shares entitled to cast not less than one-tenth of the votes at the meeting.

Advance Notice Requirement. Shareholder proposals to be brought before an annual meeting of our shareholders must comply with advance notice procedures. These advance notice procedures require timely notice and apply in several situations, including shareholder proposals relating to the nominations of persons for election to our board of directors. Generally, to be timely, notice must be received at our principal executive offices not less than 120 or more than 150 days prior to the first anniversary of the date on which the proxy materials for the preceding year’s annual meeting of shareholders were mailed.

Indemnification. Our amended and restated articles of incorporation and our bylaws, as amended, provide that we will indemnify officers and directors against losses as they incur in investigations and legal proceedings resulting from their services to us, which may include service in connection with takeover defense measures.

The above provisions may deter a hostile takeover or delay a change in control or management of us.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Continental Stock Transfer and Trust Company.  The transfer and the transfer agent and registrar for any series of preferred stock issued pursuant to this offering will be set forth in the applicable prospectus supplement.

Listing Information

Our common stock is listed on the Nasdaq Global Market and is traded under the symbol “DEPO”.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplement, is only a summary of the material terms and provisions of the debt securities that we may offer under this prospectus. While the terms we have summarized below may generally apply to any debt securities we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities we offer under a prospectus supplement may differ from the terms we describe below.

We may issue the senior notes under the senior indenture which we will enter into with the trustee named in the senior indenture. We may issue the subordinated notes under the subordinated indenture which we will enter into with the trustee named in the subordinated indenture. We have filed forms of these documents as exhibits to the registration statement of which this prospectus is a part. We use the term “indentures” to refer to both the senior indenture and the subordinated indenture. The indentures will be qualified under the Trust Indenture Act of 1939. We use the term “debenture trustee” to refer to either the senior trustee or the subordinated trustee, as applicable.

The following summaries of material provisions of the senior notes, the subordinated notes and the indentures are subject to, and qualified in their entirety by reference to, all the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements related to the debt securities that we sell under this prospectus, as well as the complete indentures that contain the terms of the debt securities. Except as we may otherwise indicate, the terms of the senior indenture and the subordinated indenture are identical.

General

We will describe in the applicable prospectus supplement the terms relating to a series of debt securities, including, to the extent applicable:

•                  the title;

•                  the principal amount being offered, and, if a series, the total amount authorized and the total amount outstanding;

•                  any limit on the amount that may be issued;

•                  whether or not we will issue the series of debt securities in global form and, if so, the terms and who the depositary will be;

•                  the maturity date;

•                  the principal amount due at maturity, and whether the debt securities will be issued with any original issue discount;

•                  the annual interest rate, which may be fixed or variable, or the method for determining the rate, the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

•                  whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

•                  the terms of the subordination of any series of subordinated debt;

•                  the place where payments will be payable;

•                  restrictions on transfer, sale or other assignment, if any;

•                  our right, if any, to defer payment of interest and the maximum length of any such deferral period;

•                  the date, if any, after which, the conditions upon which, and the price at which we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions, and any other applicable terms of those redemption provisions;

•                  whether the indenture will restrict our ability and/or the ability of our subsidiaries to operate our business or that of any subsidiary;

•                  whether the indenture restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets;

•                  whether the indenture will require us to maintain any interest coverage, fixed charge, cash flow-based, asset-based or other financial ratios;

•                  a discussion of any material or special United States federal income tax considerations applicable to the debt securities;

•                  information describing any book-entry features;

•                  the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

•                  if other than U.S. dollars, the currency in which the series of debt securities will be denominated; and

•                  any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any events of default that are in addition to those described in this prospectus or any covenants provided with respect to the debt securities that are in addition to those described above, and any terms which may be required by us or advisable under applicable laws or regulations or advisable in connection with the marketing of the debt securities.

Conversion or Exchange Rights

We will set forth in the prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for common stock or other securities of ours or a third party, including the conversion or exchange rate, as applicable, or how it will be calculated, and the applicable conversion or exchange period. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of our securities or the securities of a third party that the holders of the series of debt securities receive upon conversion or exchange would, under the circumstances described in those provisions, be subject to adjustment, or pursuant to which those holders would, under those circumstances, receive other property upon conversion or exchange, for example in the event of our merger or consolidation with another entity.

Consolidation, Merger or Sale

The indentures in the forms initially filed as exhibits to the registration statement of which this prospectus is a part do not contain any covenant which restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor of ours or acquiror of such assets must assume all of our obligations under the indentures and the debt securities.

If the debt securities are convertible for our other securities, the person with whom we consolidate or merge or to whom we sell all of our property must make provisions for the conversion of the debt securities into securities which the holders of the debt securities would have received if they had converted the debt securities before the consolidation, merger or sale.

Events of Default Under the Indenture and Modification of Indenture; Waiver

We will describe in the applicable prospectus supplement what events are events of default under the indentures with respect to any series of debt securities that we may issue, including:

•                  if we fail to pay interest when due and payable and our failure continues for 90 days and the time for payment has not been extended or deferred;

•                  if we fail to pay the principal, or premium, if any, when due and payable and the time for payment has not been extended or delayed;

•                  if we fail to observe or perform any other covenant contained in the debt securities or the indentures, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive notice from the debenture trustee or holders of a certain amount in aggregate principal amount of the outstanding debt securities of the applicable series; and

•                  if specified events of bankruptcy, insolvency or reorganization occur.

The indentures in the forms initially filed as exhibits to the registration statement of which this prospectus is a part provide that the holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture.

We will also describe in the applicable prospectus supplement the circumstances under which we and the debenture trustee may change an indenture without the consent of any holders with respect to specific matters.

Modification of Indenture; Waiver

We and the debenture trustee may change an indenture without the consent of any holders with respect to specific matters, including:

•                  to fix any ambiguity, defect or inconsistency in the indenture;

•                  to comply with the provisions described above under “Consolidation, Merger or Sale;”

•                  to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act of 1939;

•                  to evidence and provide for the acceptance of appointment hereunder by a successor trustee;

•                  to provide for uncertificated debt securities and to make all appropriate changes for such purpose;

•                  to add to, delete from, or revise the conditions, limitations and restrictions on the authorized amount, terms or purposes of issuance, authorization and delivery of debt securities of any series;

•                  to add to our covenants such new covenants, restrictions, conditions or provisions for the protection of the holders, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default, or to surrender any of our rights or powers under the indenture; or

•                  to make any change that does not adversely affect the rights of any holder of debt securities of any series.

In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the debenture trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected.

Discharge

Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for certain obligations, including:

•                  register the transfer or exchange of debt securities of the series;

•                  replace stolen, lost or mutilated debt securities of the series;

•                  hold monies for payment in trust;

•                  compensate and indemnify the debenture trustee; and

•                  appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the debenture trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indentures may provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depositary named by us and identified in a prospectus supplement with respect to that series.

Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities.

Information Concerning the Debenture Trustee

The debenture trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the debenture trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the debenture trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agent

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that, unless we otherwise indicate in the applicable prospectus supplement, we may make interest payments by check which we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in a prospectus supplement, we will designate an office or agency of the debenture trustee in the city of New York as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

Governing Law

Unless other indicated in the applicable prospectus supplement, the indentures and the debt securities will be governed by and construed in accordance with the laws of the state of New York, except to the extent that the Trust Indenture Act of 1939 is applicable.

Subordination of Subordinated Debt Securities

The subordinated debt securities will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement.  The indentures in the forms initially filed as exhibits to the registration statement of which this prospectus is a part do not limit the amount of indebtedness which we may incur, including senior indebtedness or subordinated indebtedness, and do not limit us from issuing any other debt, including secured debt or unsecured debt.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we include in any applicable prospectus supplement, is only a summary of the material terms and provisions of the warrants that we may offer under this prospectus, which consist of warrants to purchase common stock, preferred stock, debt securities and/or depositary shares in one or more series. Warrants may be offered independently or together with common stock, preferred stock, debt securities and/or depositary shares offered by any prospectus supplement, and may be attached to or separate from those securities. While the terms we have summarized below may generally apply to any future warrants we may offer under this prospectus, we will describe the particular terms of any warrants that we may offer in more detail in the applicable prospectus supplement. The terms of any warrants we offer under a prospectus supplement may differ from the terms we describe below.

We will issue the warrants under a warrant agreement which we will enter into with a warrant agent to be selected by us. We will file forms of the warrant agreements and the related warrant certificates for each type of warrant we may offer under this prospectus with the SEC and such documents shall be incorporated into this registration statement on Form S-3 of which this prospectus is a part. We urge you to read the applicable prospectus supplements related to the warrants that we issue under this prospectus, as well as the complete warrant agreements and related warrant certificates that contain the terms of the warrants.

We use the term “warrant agreement” to refer to any of these warrant agreements. We use the term “warrant agent” to refer to the warrant agent under any of these warrant agreements. The warrant agent will act solely as an agent of ours in connection with the warrants and will not act as an agent for the holders or beneficial owners of the warrants.

General

We will describe in the applicable prospectus supplement the terms relating to a series of warrants. If warrants for the purchase of debt securities are offered, the prospectus supplement will describe the terms of such warrants, including, to the extent applicable:

•                  the offering price and the aggregate number of warrants offered;

•                  the designation, aggregate principal amount, currencies, denominations and terms of the series of debt securities that can be purchased if a holder exercises a warrant;

•                  the designation and terms of any series of debt securities with which the warrants are being offered and the number of warrants offered with each such debt security;

•                  the date on and after which the holder of the warrants can transfer them separately from the related series of debt securities;

•                  the principal amount of the series of debt securities that can be purchased if a holder exercises a warrant and the price at which and currencies in which such principal amount may be purchased upon exercise;

•                  the terms of any rights to redeem or call the warrants;

•                  the date on which the right to exercise the warrants begins and the date on which such right expires;

•                  federal income tax consequences of holding or exercising the warrants; and

•                  any other specific terms, preferences, rights or limitations of, or restrictions on, the warrants.

If warrants for the purchase of common stock, preferred stock or depositary shares are offered, the prospectus supplement will describe the terms of such warrants, including, to the extent applicable:

•                  the offering price and the aggregate number of warrants offered;

•                  the total number of shares that can be purchased if a holder of the warrants exercises them and, in the case of warrants for preferred stock or depositary shares, the designation, total number and terms of the series of preferred stock that can be purchased upon exercise or that are underlying the depositary shares that can be purchased upon exercise;

•                  the designation and terms of any series of preferred stock or depositary shares with which the warrants are being offered and the number of warrants being offered with each share of common stock, preferred stock or depositary share;

•                  the date on and after which the holder of the warrants can transfer them separately from the related common stock or series of preferred stock or depositary shares;

•                  the number of shares of common stock or preferred stock or depositary shares that can be purchased if a holder exercises the warrant and the price at which such common stock, preferred stock or depositary shares may be purchased upon exercise, including, if applicable, any provisions for changes to or adjustments in the exercise price and in the securities or other property receivable upon exercise;

•                  the date on which the right to exercise the warrants begins and the date on which that right expires;

•                  federal income tax consequences of holding or exercising the warrants; and

•                  any other specific terms, preferences, rights or limitations of, or restrictions on, the warrants.

Until any warrants to purchase common stock, preferred stock or depositary shares are exercised, holders of the warrants will not have any rights of holders of the underlying common stock, preferred stock or depositary shares, including any rights to receive dividends or to exercise any voting rights, except to the extent set forth under “Description of Warrants - Warrant Adjustments” below.

Exercise of Warrants; Amendments; Supplements to the Warrant Agreements

We will describe in the applicable prospectus supplement the manner in which a holder of warrants may exercise them and the manner in which we may amend or supplement a warrant agreement.

Warrant Adjustments

The applicable prospectus supplement will indicate the circumstances under which the exercise price of, and the number of securities covered by, a common stock warrant, preferred stock warrant or depositary share warrant may be adjusted proportionately if we subdivide or combine our common stock, preferred stock or depositary shares, as applicable.

DESCRIPTION OF DEPOSITARY SHARES

The following is only a summary of the general terms and provisions of the depositary shares that we may offer. The specific terms of any depositary shares that we may offer will be described in the applicable prospectus supplement.

We may offer fractional shares of preferred stock rather than full shares of preferred stock, and, in that event, will issue receipts for depositary shares. Each of these depositary shares will represent a fraction, which will be set forth in the applicable prospectus supplement, of a share of the applicable series of preferred stock. The depositary shares will be evidenced by depositary receipts issued under a deposit agreement. Depositary receipts will be distributed to the holders of the depositary shares that are sold in the applicable offering. We will file the complete deposit agreement, including a form of depositary receipt, with respect to any depositary shares we offer under this prospectus with the SEC and such documents shall be incorporated into this registration statement on Form S-3 of which this prospectus is a part. We urge you to read the applicable prospectus supplements related to the depositary shares that we issue under this prospectus, as well as the complete deposit agreement and the form of depositary receipt that contain the terms of the depositary shares.

Subject to the terms of the deposit agreement, each holder of a depositary share will be entitled, in proportion to the applicable fraction of a share of the preferred stock underlying the depositary share, to all of the rights, preferences and privileges, and be subject to the qualifications and restrictions, of the preferred stock underlying that depositary share.

PLAN OF DISTRIBUTION

We may sell the securities covered by this prospectus from time to time. Registration of the securities covered by this prospectus does not mean, however, that those securities will necessarily be offered or sold.

We may sell the securities separately or together:

•                  through one or more underwriters or dealers in a public offering and sale by them;

•                  directly to investors; or

•                  through agents.

We may sell the securities from time to time:

•                  in one or more transactions at a fixed price or prices, which may be changed from time to time;

•                  at market prices prevailing at the times of sale;

•                  at prices related to such prevailing market prices; or

•                  at negotiated prices.

We will describe the method of distribution of the securities and the terms of the offering in the applicable prospectus supplement.

Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions described above. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to conditions precedent and the underwriters will be obligated to purchase all of the securities if they purchase any of the securities. We may use underwriters with whom we have a material relationship. We will describe in the applicable prospectus supplement, naming the underwriter, the nature of any such relationship.

We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the applicable prospectus supplement, and the prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions (short sales of the securities covered by this prospectus may not be made prior to the effective date of the registration statement on Form S-3 of which this prospectus is a part as a sale is deemed to occur at the time such short sale is made). If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement or in a post-effective amendment.

Underwriters, dealers and agents may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments made by the underwriters, dealers or agents, under agreements between us and the underwriters, dealers and agents.

We may grant underwriters who participate in the distribution of securities an option to purchase additional securities to cover over-allotments, if any, in connection with the distribution.

Underwriters, dealers or agents may receive compensation in the form of discounts, concessions or commissions from us or our purchasers, as their agents in connection with the sale of securities. These underwriters, dealers or agents may be considered to be underwriters under the Securities Act. As a result, discounts, commissions or profits on resale received by the underwriters, dealers or agents may be treated as underwriting discounts and commissions. The prospectus supplement will identify any such underwriter, dealer or agent and describe any compensation received by them from us. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Unless otherwise specified in the related prospectus supplement, all securities we offer, other than common stock, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. Any common stock sold pursuant to a prospectus supplement will be included in the Nasdaq Global Market. We may apply to list any series of debt securities, preferred stock, depositary shares or warrants on an exchange, but we are not obligated to do so. Therefore, there may not be liquidity or a trading market for any series of securities.

Any underwriter may engage in overallotment transactions, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. We make no representation or prediction as to the direction or magnitude of any effect that such transactions may have on the price of the securities. For a description of these activities, see the information under the heading “Underwriting” in the applicable prospectus supplement.

Underwriters, broker-dealers or agents who may become involved in the sale of the common stock may engage in transactions with and perform other services for us in the ordinary course of their business for which they receive compensation.

To the extent required, this prospectus may be amended and supplemented from time to time to describe a specific plan of distribution.

LEGAL MATTERS

The legality of the issuance of the securities being offered hereby is being passed upon by Heller Ehrman LLP, Menlo Park, California. Julian N. Stern, the sole shareholder of a professional corporation which was a partner of Heller Ehrman LLP, is a director and our Secretary. Mr. Stern beneficially owns 153,333 shares of our common stock, which includes 70,000 shares of our common stock issuable pursuant to stock options exercisable within 60 days of the date of this prospectus.  Other attorneys at Heller Ehrman LLP involved in the representation of Depomed, Inc. beneficially own 6,500 shares of our common stock.

EXPERTS

The consolidated financial statements of Depomed, Inc. appearing in Depomed, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2004, and Depomed, Inc. management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2004 included therein, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements and management’s assessment are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, proxy statements and other information we file at the SEC’s public reference room at 100 F St., N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. You may also access filed documents at the SEC’s website at www.sec.gov.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We are incorporating by reference some information about us that we file with the SEC. We are disclosing important information to you by referencing those filed documents. Any information that we reference this way is considered part of this prospectus. The information in this prospectus supersedes information incorporated by reference that we have filed with the SEC prior to the date of this prospectus, while information that we file with the SEC after the date of this prospectus that is incorporated by reference will automatically update and supersede this information.

We incorporate by reference the following documents we have filed, or may file, with the SEC:

•                  our Annual Report on Form 10-K for the fiscal year ended December 31, 2005 (including the portions of our Proxy Statement on Schedule 14A filed on April 25, 2006 that are incorporated by reference therein);

•                  our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2006;

•                  our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2006;

•                  our Current Reports on Form 8-K (other than information furnished under Item 2.02 or Item 7.01 of Form 8-K and all exhibits related to such items) filed on October 18, 2006, August 24, 2006, August 15, 2006, July 28, 2006, June 30, 2006, May 19, 2006, April 12, 2006, March 29, 2006 and January 11, 2006;

•                  the description of our common stock contained in our registration statement on Form 8-A filed on December 16, 2003 under the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating such description;

•                  the description of our Series RP Preferred Stock Purchase Rights contained in the Registration Statement on Form 8-A filed on April 22, 2005, including any amendments or reports filed for the purpose of updating the description; and

•                  all documents filed by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before termination of this offering.

You may request a free copy of any of the documents incorporated by reference in this prospectus by writing to the following address: Depomed, Inc., Attention: John F. Hamilton, Chief Financial Officer, 1360 O’Brien Drive, Menlo Park, California 94025 or telephoning us at (650) 462-5900.